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                                                                    EXHIBIT 99.1

      LA JOLLA PHARMACEUTICAL SUBMITS NEW DRUG APPLICATION FOR RIQUENT(TM)

         RIQUENT IS THE FIRST DRUG CANDIDATE SPECIFICALLY DEVELOPED FOR
           THE TREATMENT OF LUPUS RENAL DISEASE IN MORE THAN 30 YEARS

SAN DIEGO, DECEMBER 16, 2003 -- La Jolla Pharmaceutical Company (Nasdaq: LJPC) today announced that it has submitted a New Drug Application with the United States Food and Drug Administration for Riquent(TM), its drug candidate for the treatment of patients with lupus (systemic lupus erythematosus or SLE) at risk of renal disease. Riquent is designed to reduce the levels of antibodies to double-stranded DNA (dsDNA), which are believed to be responsible for lupus renal disease, a primary cause of sickness and death in lupus patients. Riquent has received orphan drug status in the United States and Europe.

"Our New Drug Application for Riquent is supported by data from two of the longest and largest randomized clinical studies ever conducted to evaluate a drug candidate in lupus patients," said Steve Engle, Chairman and CEO of La Jolla Pharmaceutical Company. "We believe these studies show that patients treated with Riquent experienced reductions in the levels of antibodies to dsDNA and that reductions in these antibodies were associated with fewer renal flares. These results were seen even though many patients were on immunosuppressive drug therapies."

Engle added, "This submission represents an important milestone for the Company and a potentially significant advance for lupus patients in combating their disease."

NEW DRUG APPLICATION

The evidence supporting the safety and effectiveness of Riquent is derived from 12 clinical trials involving approximately 900 patients and subjects conducted over a period of approximately 10 years. The submission is primarily based on previously announced data from the Company's Phase 3 trial of Riquent that enrolled 298 patients with high-affinity antibodies to Riquent who were treated for up to 22 months and its Phase 2/3 trial that enrolled 189 high-affinity patients who were treated for up to 18 months. The trials focused on the leading causes of sickness and death in lupus patients: renal flares and treatments with immunosuppressive drugs.

ABOUT LUPUS AND RIQUENT

Lupus is a chronic, life-threatening autoimmune disease afflicting approximately one million people in the United States and Europe. About 90% of lupus patients are female. Most patients develop the disease during their childbearing years.
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Approximately 50% of lupus patients have renal disease. Renal disease is one of the most serious aspects of lupus and can lead to irreversible kidney damage, kidney failure and the need for dialysis. Antibodies to dsDNA can be detected in most lupus patients and are considered diagnostic for the disease.

The current standard of care for lupus renal disease often involves treatment with high doses of corticosteroids and immunosuppressive drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections. The morbidity resulting from current treatments can be worse than the disease itself.

Riquent is designed to be highly specific and not to suppress the normal healthy functions of the immune system. Riquent appeared to be well tolerated in all studies with no apparent differences in the overall incidence of serious adverse events or adverse events between Riquent-treated and placebo-treated patients.

LA JOLLA PHARMACEUTICAL COMPANY

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent(TM), formerly known as LJP 394, for the treatment of lupus renal disease, a leading cause of sickness and death in patients with lupus.
The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis and other thrombotic events. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

Except for historical statements, this press release contains forward-looking statements involving significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although we have submitted a New Drug Application ("NDA") for Riquent(TM) with the United States Food and Drug Administration (the "FDA"), there is no guarantee that it will accept the NDA submission or approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our Phase 3 trial of Riquent has shown that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare. Although we have submitted an NDA for Riquent with the FDA, the results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the U.S. or Europe, and we may be required to conduct additional clinical studies to

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demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories, may require regulatory approval, and will likely be necessary for the approval and the commercialization of Riquent. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; FDA approval of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing, and sales experience; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2002, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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